Exhibit 99.1

   Possis Medical, Inc. to Announce Fiscal 2006 Fourth-Quarter and
              Full-Year Financial Results on September 20

    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 12, 2006--Possis Medical, Inc. (NASDAQ:POSS) will release its fiscal 2006 fourth-quarter and full-year financial results on Wednesday, September 20, 2006, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' fourth-quarter and full fiscal year. The company's fiscal year runs from August 1 to July 31.
    Possis also will hold a shareholder conference call on Wednesday, September 20, 2006, beginning at 9:30 a.m. (CT). Management will review its financial and operating results, and discuss its future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends through 11:59 p.m. (CT) on September 27, 2006. To access the replay, dial 1-866-443-8013 (international 1-203-369-1124).
    For individual investors, a webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast of Possis' conference call will be available for 30 days.
    Possis Medical Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from coronary arteries and coronary bypass grafts, leg arteries and AV dialysis access grafts.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Jules.Fisher@possis.com